Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated June 11, 2010 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 31, 2010 of Navarre Corporation, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ Grant Thornton LLP
Minneapolis, Minnesota
November 1, 2010